UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Femasys Inc. (the “Company”) was held on June 25, 2025 (the “Annual Meeting”). At the Annual Meeting, there were present, in person virtually or by proxy, holders of 16,183,538 shares of common stock, or approximately 59.41% of the total outstanding shares eligible to be voted. The final voting results with respect to each proposal presented at the Annual Meeting is set forth below:

Proposal One - Election of Directors

The Company’s stockholders approved the election of two Class I directors to the Company’s Board of Directors for three-year term expiring at the 2028 annual meeting of stockholders or until their respective successor is elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Alistair Milnes	4,882,989	941,368	14,989	10,344,192
Edward Uzialko	4,947,997	876,233	15,116	10,344,192

Proposal Two – Approve Amendment to the 2021 Equity Incentive Plan

The Company’s stockholders approved an amendment to the Femasys Inc. 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2021 Plan by 3,000,000 shares, by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,257,199	1,582,147	-	10,344,192

Proposal Three - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2025 by the following votes:

Votes For	Votes Against	Abstentions
16,103,557	79,981	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

	By:	/s/ Kathy Lee-Sepsick
Names: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: June 25, 2024